Exhibit 99.1

Boston Scientific enters into $2 billion accelerated share repurchase agreement

MARLBOROUGH, Mass., May 18, 2026 – Boston Scientific Corporation (NYSE: BSX) today announced that it has entered into an accelerated share repurchase (ASR) agreement with JPMorgan Chase Bank, National Association for $2 billion (the repurchase price) of its common stock, as part of its previously announced $5 billion share repurchase authorization. Under the terms of the ASR, Boston Scientific will pay the repurchase price and receive common stock with an aggregate value of 80% of the repurchase price based on the closing share price of the company’s common stock as of May 15, 2026: this represents approximately 30.4 million shares based on the May 15, 2026, closing price of $52.68. The total number of shares that Boston Scientific will ultimately repurchase under the ASR will be determined based on the volume weighted average price of the company’s common stock during the term of the ASR, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR agreement. The final settlement of the ASR is expected to be completed by June 30, 2026. Following completion of the ASR, Boston Scientific will have $3 billion remaining available under the share repurchase authorization.

The expected net impact to adjusted earnings per share from the accelerated share repurchase in full year 2026 is $0.02, accretive to Boston Scientific’s previously issued guidance on April 22, 2026.

About Boston Scientific
Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world. As a global medical technology leader for more than 45 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of healthcare. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at www.bostonscientific.com and follow us on LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the benefits of the ASR and the expected impact to adjusted earnings per share, the number of shares to be repurchased under the ASR and the timing and manner of the final settlement under the ASR agreement, business plans and strategy, and product performance and impact. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations; future U.S. and global political, competitive, reimbursement and regulatory conditions, including changing trade and tariff policies; geopolitical events, conflicts and tensions; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by public health emergencies or extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; market competition for our products; expected procedural volumes; new product introductions; demographic trends; the closing and integration of acquisitions; clinical trial results; intellectual property; litigation; financial market conditions; future business decisions made by us and our competitors; and the execution and effect of our business strategy, including our cost savings and growth initiatives. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in this press release.

CONTACTS:
Chanel Hastings
Media Relations
+1 (508) 382-0288
Chanel.Hastings@bsci.com

Lauren Tengler
Investor Relations
+1 (508) 683-4479
BSXInvestorRelations@bsci.com